UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 25, 2015

ACETO CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-04217	11-1720520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 25, 2015, Aceto Corporation entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement, dated as of April 30, 2014 (together with the Amendment, the “Amended Credit Agreement”), with the lenders which from time to time are parties to the Amended Credit Agreement (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Wells Fargo Bank, National Association as Syndication Agent.

The Amended Credit Agreement includes the following changes:

•	Increases the aggregate revolving commitment under the existing credit facility from $60 million to $75 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the document filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.		Description

10.1	Amendment No. 1 to Credit Agreement, dated as of June 25, 2015, by and among Aceto Corporation, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015

ACETO CORPORATION
Registrant

By:	/s/Salvatore Guccione
Salvatore Guccione
President and CEO